Exhibit 4.1


                                   Exhibit 4.1

                                                                    Exhibit 4.1


                             THE COASTAL CORPORATION

                            1994 INCENTIVE STOCK PLAN

                                                                    Exhibit 4.1


                             THE COASTAL CORPORATION

                            1994 INCENTIVE STOCK PLAN

                                Table of Contents


1.    Purpose..............................................................  A-1
2.    Administration.......................................................  A-1
3.    Shares Available Under the Plan......................................  A-1
4.    Authority to Grant Options, Restricted Stock Grants and Stock Awards.  A-2
5.    Eligibility..........................................................  A-2
6.    Option Price.........................................................  A-3
7.    Duration of Options..................................................  A-3
8.    Maximum Value of Stock Subject to Options Which are Incentive Stock
      Options..............................................................  A-3
9.    Amount Exercisable...................................................  A-3
10.   Exercise of Options..................................................  A-3
11.   Non-Transferability of Options.......................................  A-4
12.   Termination of Employment or Death of Optionee.......................  A-4
13.   Requirements of Law..................................................  A-5
14.   No Rights as Shareholder.............................................  A-6
15.   Restricted Stock Grants..............................................  A-6
16.   Stock Awards.........................................................  A-7
17.   Employment Obligation................................................  A-8
18.   Changes in the Company's Capital Structure...........................  A-8
19.   Substitution Options.................................................  A-9
20.   Amendment or Termination of Plan.....................................  A-9
21.   Forfeitures.......................................................... A-10
22.   Tax Withholding...................................................... A-10
23.   Written Agreement.................................................... A-10
24.   Indemnification of Committee......................................... A-10
25.   Effective Date of Plan............................................... A-11

                                                                    Exhibit 4.1


                             THE COASTAL CORPORATION

                            1994 INCENTIVE STOCK PLAN



     1. Purpose. This 1994 Incentive Stock Plan (the "Plan") of The Coastal Corporation (the "Company") for key employees (including officers and employee directors) of the Company and its subsidiaries, is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

     2. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Directors of the Company (the "Board"). Until changed by the Board, the Compensation and Executive Development Committee of the Board shall serve as the Committee. All of the members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule and "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations issued thereunder. The Board shall have the power to add or remove members of the Committee from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, including those involving options (the "Options"), restricted stock ("Restricted Stock"), or awards of stock ("Stock Awards") shall be subject to the determination of the Committee. The actions of the Committee in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Shares Available Under the Plan. The stock subject to Options, Restricted Stock Grants and Stock Awards shall be shares of the Company's Common Stock, $.331/3 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 2,000,000 shares; provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 18 hereof. Such shares may be treasury shares or authorized but unissued shares. The maximum aggregate number of shares with respect to which Options, Restricted Stock, or Stock Awards may be granted or issued to any employee under the Plan during each year is 100,000 shares.

     In the event that any outstanding Option or Restricted Stock for any reason shall expire or terminate by reason of the death or severance of employment of the optionee or grantee, the surrender of any Option, the forfeiture of any Restricted Stock, or any other cause, the shares of Common Stock allocable to the unexercised portion of that Option or the forfeited Restricted Stock may again be available under the Plan.

                                                                    Exhibit 4.1


     4. Authority to Grant Options, Restricted Stock Grants and Stock Awards. The Committee in its discretion and subject to the provisions of the Plan, may grant the following from time to time to eligible employees of the Company or any of its subsidiaries:

         (a) "Incentive" Stock Options. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option qualifies as an "incentive stock option" within the meaning of Section 422 of the Code ("Incentive Stock Option").

         (b) "Non-incentive" Stock Options. The Committee may grant to an eligible employee an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options do not constitute "incentive stock options" within the meaning of
     Section 422 of the Code ("Non-incentive Stock Option").

         (c) Restricted Stock Grant. The Committee may grant to an eligible employee shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the Plan ("Restricted Stock Grant").

         (d) Stock Award. The Committee may award and cause the Company to issue shares of Common Stock under the Plan to an eligible employee ("Stock Award"). Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance based goals established by the Committee.

     Each Option granted by the Committee shall specify whether the Option constitutes an Incentive Stock Option or Non-incentive Stock Option. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Option, Restricted Stock Grant, and Stock Award, shall be determined by the Committee.

     5. Eligibility. The individuals who shall be eligible to participate in the Plan shall be the key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporations, as the Committee shall determine from time to time. However, no eligible employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an Incentive Stock Option unless at the time the Option is granted, the Option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock, and the Option by its own terms is not exercisable after the expiration of five years from the date of grant. No individual shall be eligible to receive an Option under the Plan while a member of the Committee.

     For the purposes of the preceding paragraph, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

     Except as otherwise provided, for all purposes of the Plan relating to Incentive Stock Options, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Incentive Stock Option in question, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations, beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                                                    Exhibit 4.1


     For all purposes of the Plan relating to Non-incentive Stock Options, Restricted Stock Grants, and Stock Awards, the terms "parent corporation" and "subsidiary corporation" as defined above shall be expanded to include, in addition to the specified entities which are corporations, any unincorporated trade, business, or partnership in which fifty percent (50 %) or more of the ownership interest in such entity is owned directly or indirectly by the Company.

     6. Option Price. The price at which shares may be purchased pursuant to an Option, whether it is an Incentive Stock Option or a Non-incentive Stock Option, shall not be less than the fair market value of the shares of Common Stock on the date the Option is granted. However, the Committee in its discretion may provide that the price at which shares may be purchased shall be more than the fair market value of the shares of Common Stock on the date the Option is granted. The Option price determined under this Paragraph 6 shall be referred to herein as the "Option Price."

     In the case of any eligible employee under the Plan who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation employing the employee, or of its parent or subsidiary corporation (described in Paragraph 5), the Option Price at which shares may be purchased pursuant to any Option which is an Incentive Stock Option granted under this Plan shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted.

     For all purposes of this Plan, the "fair market value" of a share of Common Stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is then listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing, if the Common Stock is not then listed on a national securities exchange, provided that if no closing price or quotes are reported on that date or, if in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at that date shall be necessary or advisable, the Committee may provide for another means of determining fair market value.

     7. Duration of Options. No Option, whether an Incentive Stock Option or a Non-incentive Stock Option, shall be exercisable after the expiration of ten
(10) years from the date the Option is granted; and the Committee in its discretion may provide that the Option shall be exercisable throughout the ten-year period or during any lesser period of time commencing on or after the date of grant and ending on or before the expiration of the ten-year period. Provided, in the case of any eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an Incentive Stock Option shall be exercisable after the expiration of five (5) years from the date the Option is granted.

     8. Maximum Value of Stock Subject to Options which are Incentive Stock Options. Notwithstanding any other provisions of the Plan to the contrary, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent or subsidiary corporation thereof), shall not exceed $100,000. In making this determination, Options shall be taken into account in the order in which they were granted.

     9. Amount Exercisable. Each option may be exercised, so long as it is valid and outstanding, at a cumulative rate of 20 % of the Option shares on each annual anniversary of the date the Option is granted, beginning with the second anniversary of the date the Option is granted, or from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option. However, the Committee in its absolute discretion may accelerate the time at which any outstanding Option may be exercised.

     10. Exercise of Options. An optionee may exercise an Option by delivering to the Company a written notice stating (i) that the optionee wishes to exercise the Option on the date notice is delivered, (ii) the number of shares

                                                                    Exhibit 4.1


of Common Stock with respect to which the Option is to be exercised, (iii) the address to which the certificate representing the shares of Common Stock should be mailed, and (iv) the social security number of the optionee. In order to be effective, the written notice shall be accompanied by (i) payment of the Option Price of the shares of Common Stock and (ii) payment of an amount of money necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option. Each payment shall be made by cash or by check drawn on a national banking association and payable to the order of the Company in United States dollars.

     At the time of receipt by the Company of written notice of exercise, the optionee may deliver to the Company, to the extent permitted by law, in payment of the Option Price of the shares of Common Stock with respect to which the Option is exercised, (x) certificates registered in the name of the optionee that represent a number of shares of Common Stock legally and beneficially owned by the optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of written notice that is not greater than the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, the certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Common Stock represented by certificates (or in lieu of such certificates, other arrangements for the transfer of shares to the Company which are satisfactory to the Company), and cash or a check for the balance and (y) if the Option Price of the shares of Common Stock with respect to which such Option is to be exercised exceeds the fair market value, a check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of the excess plus (z) the amount of money, in a form acceptable to the Committee, necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option.

     Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised and, in that event, any certificates representing shares of Common Stock that were received by the Company with written notice shall be returned to the optionee, together with notice by the Company to the optionee of the refusal of the Committee to accept the shares of Common Stock. The Company, upon approval of the Committee and in its sole discretion, following the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy the withholding tax liability that may result from the exercise of an Option. In this case, the retained shares shall be valued at their then fair market value. If, at the expiration of seven business days after the delivery to the optionee of written notice from the Company that it will not accept shares of Common Stock in payment of the exercise price, the optionee shall not have delivered to the Company a check or money order drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Common Stock with respect to which such Option is to be exercised, the written notice from the optionee to the Company shall be ineffective to exercise the Option.

     As promptly as practicable after the receipt by the Company of (i) the written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option, the Company shall deliver to the optionee a certificate representing the number of shares of Common Stock with respect to which the Option has been exercised, reduced to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax liability, the certificate to be registered in the name of the optionee, provided that delivery shall be considered to have been made when the certificate shall have been mailed, postage prepaid, to the optionee at the address specified for that purpose in written notice from the optionee to the Company.

     11. Non-Transferability of Options. Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

     12. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the date

                                                                    Exhibit 4.1


of the expiration of the Option or one day less than three months after the date of the severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death or disability of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

     In the event of severance because of the disability of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance because of disability.

     In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of death. After the death of the optionee, the executors, administrators or any person or persons to whom the Option was transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of an Option, to exercise the Option in whole or in part, without regard to any limitation the optionee would have been subject to had he exercised the Option on the day of his death while in employment.

     An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code applies, or by a parent or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

     13. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Stock Award if the issuance of those shares would constitute a violation by the optionee, recipient, or the Company of any provisions of any law or regulation of any governmental authority. Each Option and Stock Award granted under the Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no Option may be exercised in whole or in part, or Stock Award issued, unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised or a Stock Award issued until the optionee or recipient has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) (the "1933 Act"), upon exercise of any Option or entitlement to a Stock Award, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option or Stock Award will not transfer the shares except pursuant to a registration statement in effect under the 1933 Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option or pursuant to a Stock Award are not registered under the 1933 Act, the Company may imprint on the certificate for the shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the 1933 Act:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such

                                                                    Exhibit 4.1


     registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall not be obligated to, register any securities covered hereby pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto or pursuant to a Stock Award to comply with any law or regulation of any governmental authority.

     14. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for the shares; and, except as otherwise provided in Paragraph 18 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of the certificate.

     15. Restricted Stock Grants. The Committee may issue shares of Common Stock to an eligible employee subject to the terms of a Restricted Stock Grant. The shares may be issued for no payment by the employee or for a payment below the fair market value on the date of grant. Restricted Stock shall be subject to restrictions as to sale or other transfer and generally will be subject to vesting over a period of time specified in the Restricted Stock Grant. The Committee shall determine the number of shares and the price, if any, at which shares of Restricted Stock will be granted.

     Restricted Stock shall be subject to the following terms and conditions as determined by the Committee, including without limitation any or all of the following:

          (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

         (b)  a requirement that the holder of shares of Restricted
     Stock forfeit, or in the case of shares sold to a Participant, resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which the shares remain subject to restrictions;

         (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company;

         (d) unless stated otherwise in the Restricted Stock Grant, if restrictions remain at the time of severance of employment with the Company or a parent or subsidiary corporation, the Restricted Stock shall be forfeited; provided however, if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the grantee or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Grant.

     No holder of Restricted Stock shall exercise the election authorized by
Section 83(b) of the Code without the express written consent of the Committee to this election. Any grantee of Restricted Stock making this election without the consent of the Committee shall forfeit all shares of Restricted Stock granted to him.

                                                                    Exhibit 4.1


     Shares of Restricted Stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

     The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in The Coastal Corporation 1994 Incentive Stock Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

     At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the shares will be delivered free of all restrictions to the grantee or to the grantee's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.

     Subject to the terms and conditions of the Plan, each grantee receiving Restricted Stock shall have all the rights of a stockholder with respect to the shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. By accepting a Restricted Stock Grant, the grantee agrees to remit when due any federal and state income and employment taxes required to be withheld. Dividends paid in cash or property other than stock with respect to shares of Restricted Stock shall be paid to the grantee currently.

     16. Stock Awards.

         (a) The Committee may grant Common Stock to an eligible employee under the Plan, without any payment by the employee, in lieu of certain cash compensation or as additional compensation. The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the employee recipient of the Stock Award. The certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the employee must comply with appropriate requests of the Committee to assure compliance with all relevant laws.

         (b) The Committee may award shares of Common Stock, without any payment for such shares, to designated employees if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to performance-based Stock Awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance-based Stock Award shall be made by the Committee in writing prior to the beginning of the 12-month period for which the performance is measured. The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this Paragraph 16 is 100,000 shares. The Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance-based Stock Award to any employee. If the Committee certifies the entitlement of an employee to the performance-based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

         Performance goals determined by the Committee may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

                                                                    Exhibit 4.1


         The employees eligible for a performance-based Stock Award are the senior officers (i.e., Vice President, Secretary, Treasurer, and above) of the Company and its subsidiaries.

     17. Employment Obligation. The granting of any Option, Restricted Stock Grant, or Stock Award shall not impose upon the Company any obligation to employ or continue to employ any optionee or grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option, Restricted Stock Grant or Stock Award, has been granted to him.

     18. Changes in the Company's Capital Structure. The existence of outstanding Options, Restricted Stock Grants, and Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on its Common Stock or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Common Stock subject to outstanding Options, Restricted Stock Grants, and Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options, Restricted Stock Grants, and Stock Awards shall extend to such other securities) in a manner so as to entitle an optionee or a grantee to receive, upon exercise of an Option, for the same aggregate cash consideration, and for the vesting of Restricted Stock, and award of pending performance-based Stock Awards, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if he had exercised his Option, or the Restricted Stock was vested in full, or the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee or employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

     After a merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive (subject to any required action by stockholders), upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised and, if as a result of the merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Appropriate adjustments shall also be made to shares of Restricted Stock and to pending Stock Awards.

                                                                    Exhibit 4.1


     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Paragraph 9 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options, Restricted Stock Grants, or Stock Awards.

     19. Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company, conditioned in the case of an Incentive Stock Option upon the employee being an employee of the Company or a parent or subsidiary corporation of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set forth in the Plan to the extent the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no variation shall be such as to affect the status of any substitute option as an incentive stock option under Section 422 of the Code.

     20. Amendment or Termination of Plan. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of shareholders, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board may not (a) change the aggregate number of shares which may be issued under Options, Restricted Stock Grants, and Stock Awards pursuant to the provisions of the Plan, (b)extend the term during which an Option, Restricted Stock Grant, or Stock Award may be exercised or granted or the termination date of the Plan, (c) change the class of employees eligible to receive Options, Restricted Stock Grants, or Stock Awards under the Plan, or (d) reduce the Option Price; unless, in each such case, the Board shall obtain an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc. and (iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board shall have the power to make changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan

                                                                    Exhibit 4.1


to qualify as an Incentive Stock Option under Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time.

     21. Forfeitures. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Options and Restricted Stock which is not fully vested, including all rights related to such matters, and including all unexercised Options, exercised Options, and any performance based Stock Awards to which he may be entitled, and other elections pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation, and if written notice of the ownership is given the Committee by the employee within 60 days after the later of the date on which the employee is notified of a grant of an Option, Restricted Stock Grant, or Stock Award under this Plan or the date on which the employee acquires the ownership.

     The decision of the Committee as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Committee that no action forbidden by this provision has been raised for their determination.

     22. Tax Withholding. The Company or any parent or subsidiary shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, exercise, or vesting, as appropriate, of an Option, Restricted Stock Grant, or Stock Award. In the alternative, the Company may require the employee (or other person exercising the Option, or receiving the Restricted Stock or Stock Award) to pay the sum directly to the employer corporation. If the employee (or other person) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within five (5) days after the date of exercise. The Company shall have no obligation upon exercise of any Option, vesting of Restricted Stock or issuance of a Stock Award until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise or vesting. The Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

     33. Written Agreement. Each Option, Restricted Stock Grant, and Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee or grantee and by an appropriate officer of the Company for and in the name and on behalf of the Company. Each agreement shall contain other provisions which the Committee in its discretion shall deem advisable.

     24. Indemnification of Committee. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as

                                                                    Exhibit 4.1


to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which the member of the Committee may be entitled as a matter of law, contract, or otherwise.

     25. Effective Date of Plan. The Plan shall become effective and shall be deemed to have been adopted on March 3, 1994, if within one year of that date it shall have been approved by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of stockholders, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a meeting of shareholders. No Option, Restricted Stock Grant, or Stock Award shall be granted pursuant to the Plan after March 2, 2004.